Exhibit 10.2

 EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 28, 2021 by and between (i) Andina Acquisition Corp III, a Cayman Islands exempted company (together with its successors, including after the Conversion (as defined below), the “Purchaser”), and (ii) Stryve Foods Holdings, LLC, a Texas limited liability company (the “Holder”).

WHEREAS, on or about the date hereof, the Purchaser, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Holdings”), B. Luke Weil, in the capacity thereunder as the Purchaser Representative (the “Purchaser Representative”), the Holder, Stryve Foods, LLC, a Texas limited liability company (the “Company”), and R. Alex Hawkins, in the capacity as the Seller Representative thereunder, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other matters, (a) the Purchaser shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the applicable provisions of the Cayman Companies Law and the DGCL (such re-domiciliation, the “Conversion”) and (b) upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) the Holder will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for the Seller Consideration Units, consisting of newly issued non-voting Class B membership interests of Holdings, and voting (but non-economic) Class V common stock of the Purchaser (subject to the withholding of the Escrow Securities), and (ii) the Purchaser will contribute all of its cash and cash equivalents to Holdings, after payment of the Public Shareholders that elect to have their Purchaser shares redeemed or converted in the Redemption and the Purchaser’s Expenses and other Liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (such transactions, together with the Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, on or about the date hereof, the Holder is entering into a lock-up agreement with Purchaser and the Purchaser Representative (as amended from time to time in accordance with the terms thereof, the “Lock-Up Agreement”), pursuant to which Holder agreed not to transfer (other than pursuant to the terms of the Lock-Up Agreement) the Seller Consideration Units and the shares of Purchaser Class V Common Stock received by the Holder in the Transactions, including its rights to any Escrow Securities and any additional Seller Consideration Units and shares of Purchaser Class V Common Stock issued after the Closing pursuant to Section 1.5 of the Business Combination Agreement (the foregoing, collectively, the “Seller Consideration Securities”), or any Exchange Shares (as defined below) issuable upon exchange of the foregoing Seller Consideration Securities; and

WHEREAS, the parties desire to enter into this Agreement to provide the Holder with certain rights relating to the registration of the Exchange Shares and certain distributions of the Seller Consideration Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Conversion” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Disinterested Independent Director” means an independent director serving on the Purchaser’s board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not a Holder, an Affiliate of a Holder, or an officer, director, manager, employee, trustee or beneficiary of a Holder or its Affiliate, nor an immediate family member of any of the foregoing, in each case, with any reference to an Affiliate excluding Purchaser and its Subsidiaries).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exchange Share” means a share of Purchaser Class A Common Stock issued by the Purchaser in exchange for one Holdings Class B Unit and one share of Purchaser Class V Common Stock in accordance with the Exchange Agreement.

“Filing Date” shall mean on or before the date that is the later of (i) 60 days from the date the Company filed a Form 8-K following the Closing that contains the information required by Item 2.01(f) of Form 8-K and (ii) the date that the Registration Statement for the PIPE Investors has been declared effective by the SEC.

“Holder(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of the Holder permitted under this Agreement, the Lock-Up Agreement, the Exchange Agreement and the Amended Holdings Operating Agreement.

“Holder Consideration Distribution” means a distribution by the Holder to its equity holders of the Seller Consideration Securities.

“Holder Indemnified Party” is defined in Section 4.1.

“Holdings” is defined in the recitals to this Agreement.

“Insider Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 28, 2019, by and among the Purchaser and the Insiders, as amended from time to time in accordance with the terms thereof.

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“Insider Securities” means those securities included in the definition of “Registrable Security” specified in the Insider Registration Rights Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.2.4.

“Piggy-Back Registration” is defined in Section 2.3.1.

“PIPE Documents” is defined in Section 2.7.

“PIPE Investor” means an investor purchasing securities in a PIPE Investment as contemplated by the Business Combination Agreement.

“PIPE Securities” means those securities sold to PIPE Investors in a PIPE Investment as contemplated by the Business Combination Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Proceeding” is defined in Section 6.9.

“Purchaser” is defined in the preamble to this Agreement, and shall include Purchaser’s Delaware corporate successor after the Conversion and any subsequent successors by merger, acquisition, reorganization or otherwise.

“Purchaser Representative” is defined in the recitals to this Agreement.

“Purchaser Class A Common Stock” means shares of Class A common stock, par value $0.0001 per share, of the Purchaser after giving effect to the Conversion, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Purchaser Class V Common Stock” means shares of Class V common stock, par value $0.0001 per share, of the Purchaser after giving effect to the Conversion, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registrable Securities” means (a) the Exchange Shares issuable upon the exchange of the Seller Consideration Securities and (b) solely with respect to a Holder Consideration Distribution (and for the avoidance of doubt, not any subsequent distributions by equity holders of the Seller), the Seller Consideration Securities. Registrable Securities include any warrants, capital shares or other securities of Purchaser issued as a dividend or other distribution with respect to or in exchange for or in replacement of the foregoing securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Purchaser and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without volume limitations. Notwithstanding anything to the contrary contained herein, securities shall only be “Registrable Securities” under this Agreement if they are held by the Holder or a transferee of the Holder permitted under this Agreement, the Lock-Up Agreement, the Exchange Agreement and the Amended Holdings Operating Agreement.

“Registration Statement” means a registration statement filed by Purchaser with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Seller Consideration Securities” is defined in the recitals to this Agreement.

“Short Form Registration” is defined in Section 2.4.

“Specified Courts” is defined in Section 6.9.

“Transactions” is defined in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

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2. REGISTRATION RIGHTS.

2.1 Shelf Registration.

2.1.1 Filing. On or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement covering the resale of all of the Registrable Securities and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold thereunder or pursuant to Rule 144, (ii) may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company; or (iii) two years from the Closing Date (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Business Day. The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424. Nevertheless, the Company’s obligations to include the Registrable Securities in a registration statement are contingent upon a Holder furnishing in writing to the Company such other information regarding such Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

2.1.2 Notwithstanding the registration obligations set forth in Section 2.1.1, if the SEC informs the Company that the resale of all of the Registrable Securities as a secondary offering cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC.

2.1.3 Notwithstanding any other provision of this Agreement, if the SEC or any SEC guidance sets forth a limitation on the number of PIPE Securities, Registrable Securities or Insider Securities permitted to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced first pro rata among the Registrable Securities and Insider Securities with the PIPE Securities not subject to reduction until the reduction of all Registrable Securities and Insider Securities from such Registration Statement.

2.1.4 In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC guidance provided to the Company, one or more registration statements to register the resale of those Registrable Securities, Insider Securities and/or PIPE Securities that were not registered on the Registration Statement, as amended, in the priority set forth in Section 2.1.3. Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

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2.2 Demand Registration.

2.2.1 Request for Registration. Subject to Section 2.5, at any time and from time to time after the Closing, Holders holding 15% or more of the Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within thirty (30) days following receipt of any request for a Demand Registration, Purchaser will notify all other Holders holding Registrable Securities of the demand, and each Holder holding Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Purchaser within fifteen (15) days after the receipt by the Holder of the notice from Purchaser. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration (and the aggregate amount of Registrable Securities to be registered in such Demand Registration shall be increased so that it accommodates the total number of Registrable Securities requested to be registered by all Demanding Holders), subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. Purchaser shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.2 in respect of all Registrable Securities. Notwithstanding anything in this Section 2.2 to the contrary, Purchaser shall not be obligated to effect a Demand Registration, (i) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) days preceding the date of request for the Demand Registration, (ii) within sixty (60) days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant this Section 2.2, or (iii) during any period (not to exceed one hundred eighty (180) days) following the closing of the completion of an offering of securities by Purchaser if such Demand Registration would cause Purchaser to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and Purchaser has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Purchaser shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and advise Purchaser as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwritten offering and the inclusion of such Demanding Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by the Purchaser and reasonably acceptable to a majority-in-interest of the Holders initiating the Demand Registration.

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2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Purchaser and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Purchaser Class A Common Stock or other securities which Purchaser desires to sell and the shares of Purchaser Class A Common Stock or other securities, if any, as to which Registration by Purchaser has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Purchaser who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Purchaser shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Insider Securities for the account of any Persons who have exercised demand registration rights pursuant to the Insider Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Purchaser Class A Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which registration has been requested pursuant to Section 2.2 and the Insider Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Insider Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Class A Common Stock or other securities for the account of other Persons that Purchaser is obligated to register pursuant to written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities. In the event that Purchaser securities that are convertible into shares of Purchaser Class A Common Stock are included in the offering, the calculations under this Section 2.2.4 shall include such Purchaser securities on an as-converted to Purchaser Class A Common Stock basis.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Purchaser and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.2.

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2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. Subject to Section 2.5, if at any time after the Closing Purchaser proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Purchaser for its own account or for security holders of Purchaser for their account (or by Purchaser and by security holders of Purchaser including pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Purchaser’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Purchaser, or (iv) for a dividend reinvestment plan, then Purchaser shall (x) give written notice of such proposed filing to Holders holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Holders holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Purchaser or another demanding security holder, Purchaser shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Purchaser and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Purchaser and Holders holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Purchaser Class A Common Stock or other Purchaser securities which Purchaser desires to sell, taken together with the shares of Purchaser Class A Common Stock or other Purchaser securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the shares of Purchaser Class A Common Stock or other Purchaser securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Purchaser, exceeds the Maximum Number of Securities, then Purchaser shall include in any such registration:

(a) If the registration is undertaken for Purchaser’s account: (i) first, the shares of Purchaser Class A Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.3 and the Insider Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Insider Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Class A Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

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(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.2: (i) first, the shares of Purchaser Class A Common Stock or other securities for the account of the Demanding Holders and the Insider Securities for the account of any Persons who have exercised demand registration rights pursuant to the Insider Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Purchaser Class A Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.3 and the Insider Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Insider Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Class A Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(c) If the registration is a “demand” registration undertaken at the demand of holders of Insider Securities under the Insider Registration Rights Agreement: (i) first, the Insider Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.2 during the period under which the demand registration under the Insider Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Purchaser Class A Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.3 and the Insider Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Insider Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Class A Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities; and

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(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.2 or the holders of Insider Securities exercising demand registration rights under the Insider Registration Rights Agreement: (i) first, the shares of Purchaser Class A Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Purchaser Class A Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.3 and the Insider Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Insider Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Class A Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

In the event that Purchaser securities that are convertible into shares of Purchaser Class A Common Stock are included in the offering, the calculations under this Section 2.3.2 shall include such Purchaser securities on an as-converted to Purchaser Class A Common Stock basis. Notwithstanding anything to the contrary above, to the extent that the registration of a Holder’s Registrable Securities would prevent Purchaser or the demanding shareholders from effecting such registration and offering, such Holder shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.3.3 Withdrawal. Any Holder holding Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Purchaser of such request to withdraw prior to the effectiveness of the Registration Statement. Purchaser (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Holder, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Purchaser shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Holders holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.4 Short Form Registrations. After the Closing, subject to Section 2.5, Holders holding Registrable Securities may at any time and from time to time, request in writing that Purchaser register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time and applicable to such Holder’s Registrable Securities (“Short Form Registration”); provided, however, that Purchaser shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Purchaser will promptly give written notice of the proposed registration to all other Holders holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Purchaser; provided, however, that Purchaser shall not be obligated to effect any such registration pursuant to this Section 2.4: (i) if Short Form Registration is not available to Purchaser for such offering; or (ii) if Holders holding Registrable Securities, together with the holders of any other securities of Purchaser entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000. Registrations effected pursuant to this Section 2.4 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

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2.5 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Holders shall not be entitled to request, and Purchaser shall not be obligated to effect, or to take any action to effect, any Demand Registration or Piggy-Back Registration pursuant to this Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the Lock-Up Agreement, the Exchange Agreement or the Amended Holdings Operating Agreement, or that are held in the Escrow Account in accordance with the Escrow Agreement.

2.6 Seller Consideration Securities. Notwithstanding anything to the contrary contained in this Agreement, Holdings Class B Units and shares of Purchaser Class V Common Stock are not publicly listed or traded securities and nothing in this Agreement shall require the Purchaser to conduct any Registration hereunder which would cause such securities to become publicly listed or publicly traded securities or otherwise subject to Section 12(g) of the Exchange Act. In the event of any Registration hereunder of Seller Consideration Securities pursuant to a Holder Consideration Distribution, any provisions of this Agreement contemplating the public listing or public trading of such securities or shall not apply to such Registration, and will only apply to the Exchange Shares issuable upon the exchange of such Seller Consideration Securities in accordance with the Exchange Agreement.

2.7 PIPE Securities. The Holders hereby acknowledge that the Purchaser has granted, or may prior to the Closing grant, registration rights to PIPE Investors with respect to the PIPE Securities in the subscription agreements entered into for the PIPE Investment or a registration rights agreement to be entered into between the Purchaser and PIPE Investors in connection therewith (collectively, the “PIPE Documents”). The Holders hereby acknowledge and agree that nothing in this Agreement shall restrict or impair, or would reasonably be expected to restrict or impair, the ability of the Purchaser to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities (and such PIPE Securities shall take priority and precedence over any of the Registrable Securities or Insider Securities with respect to the provisions of this Agreement, including the provisions of Sections 2.1.1, 2.2.4 and 2.3.2 hereof), and the Purchaser shall be entitled without violation or breach of, or liability under, this Agreement to refuse to register any Registrable Securities and Insider Securities or withdraw any Registration Statement for any Registrable Securities or Insider Securities if such Registration has restricted or impaired the ability of the Purchaser to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Purchaser is required to effect the registration of any Registrable Securities pursuant to Section 2, Purchaser shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Purchaser shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the SEC a Registration Statement on any form for which Purchaser then qualifies or which counsel for Purchaser shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Purchaser shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Purchaser shall furnish to Holders requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of Directors of Purchaser stating that, in the good faith judgment of the Board of Directors of Purchaser, it would be materially detrimental to Purchaser and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Purchaser to disclose at such time; provided further, however, that Purchaser shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

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3.1.2 Copies. Purchaser shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Holders holding Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Holders holding Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. Purchaser shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of a Registration Statement, Purchaser shall promptly, and in no event more than five (5) Business Days after such filing, notify Holders holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Purchaser shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Holders holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Purchaser shall furnish to Holders holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Holders and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

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3.1.5 State Securities Laws Compliance. Purchaser shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Holders holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Purchaser and do any and all other acts and things that may be necessary or advisable to enable Holders holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Purchaser shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Purchaser in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Holders holding Registrable Securities included in such Registration Statement. No Holder holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. Purchaser shall direct the principal executive officer of Purchaser, the principal financial officer of Purchaser, the principal accounting officer of Purchaser and all other officers and members of the management of Purchaser to reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Purchaser shall make available for inspection by Holders holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Purchaser, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Purchaser’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Purchaser may require execution of a reasonable confidentiality agreement prior to sharing any such information.

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3.1.9 Opinions and Comfort Letters. Purchaser shall request its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10 Earnings Statement. Purchaser shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. Purchaser shall use its best efforts to cause all Registrable Securities that are shares of Purchaser Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Purchaser are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Holders holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, Purchaser shall use its reasonable efforts to make available senior executives of Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Purchaser of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or, in the case of a resale registration on Short Form Registration pursuant to Section 2.4 hereof, upon any suspension by Purchaser, pursuant to a written insider trading compliance program adopted by Purchaser’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Purchaser’s securities because of the existence of material non-public information, each Holder holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in Purchaser’s securities is removed, as applicable, and, if so directed by Purchaser, each such Holder will deliver to Purchaser all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. Subject to Section 4, Purchaser shall bear all reasonable costs and expenses incurred in connection with any Shelf Registration pursuant to Section 2.1, Demand Registration pursuant to Section 2.2, any Piggy-Back Registration pursuant to Section 2.3, and any registration on Short Form Registration effected pursuant to Section 2.4, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Purchaser’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Purchaser and fees and expenses for independent certified public accountants retained by Purchaser (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Purchaser in connection with such registration; and (ix) the reasonable fees and expenses (up to a maximum of $15,000 in the aggregate in connection with such registration) of one legal counsel selected by Holders holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Purchaser shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling security holders and Purchaser shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Holders holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Purchaser, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Holders selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Purchaser or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Purchaser. Subject to the provisions of this Section 4.1 below, Purchaser agrees to indemnify and hold harmless each Holder, and each Holder’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Purchaser of the Securities Act or any rule or regulation promulgated thereunder applicable to Purchaser and relating to action or inaction required of Purchaser in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Purchaser, such consent not to be unreasonably withheld, delayed or conditioned); and Purchaser shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Purchaser will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Purchaser, in writing, by such selling holder or Holder Indemnified Party expressly for use therein. Purchaser also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2 below, each Holder selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless Purchaser, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Purchaser by such selling Holder expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Purchaser, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. Purchaser covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Holders holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Purchaser represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities (ii) Insider Securities and (iii) PIPE Securities, has any right to require Purchaser to register any of Purchaser’s share capital for sale or to include Purchaser’s share capital in any registration filed by Purchaser for the sale of share capital for its own account or for the account of any other Person.

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6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Purchaser hereunder may not be assigned or delegated by Purchaser in whole or in part, unless Purchaser first provides Holders holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by Purchaser will relieve Purchaser of its obligations under this Agreement unless Holders holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of Holders holding Registrable Securities hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities by such Holder which is permitted by the Lock-Up Agreement; provided that no assignment by any Holder of its rights, duties and obligations hereunder shall be binding upon or obligate Purchaser unless and until Purchaser shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Purchaser, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or of any assignee of the Holders. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:	with a copy (which will not constitute notice) to:

Andina Acquisition Corp. III	Ellenoff Grossman & Schole LLP
250 West 57th Street, Suite 415	1345 Avenue of the Americas, 11th Floor
New York, NY 10107	New York, New York 10105
Attn: B. Luke Weil	Attn:	Matthew A. Gray, Esq.
Telephone No.: (917)-270-2106		Tamar Donikyan, Esq.
Email: luke@andacq.com	Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	mgray@egsllp.com
tdonikyan@egsllp.com

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If to the Purchaser after the Closing, to:	with copies (which shall not constitute notice) to:

Stryve Foods, Inc.	Foley & Lardner LLP
5801 Tennyson Parkway, Suite 275	2021 McKinney Ave, Suite 1600
Plano, X 75024	Dallas, TX 75201
Attn: Mr. Joe Oblas	Attn:	Chris Converse, Esq.
Telephone No.: (972) 987-5130		Christopher J. Babcock
Email: joe@stryve.com	Telephone No.:	(214) 999-4903
(214) 999-4370
	Email:	cconverse@foley.com
cbabcock@foley.com

and

B. Luke Weil
250 West 57th Street, Suite 415
New York, NY 10107
Telephone No.: (917)-270-2106
Email: luke@andacq.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
	Attn:	Matthew A. Gray, Esq.
Tamar Donikyan, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	mgray@egsllp.com
tdonikyan@egsllp.com

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Purchaser by a Person receiving Exchange Shares in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Business Combination Agreement, the Lock-Up Agreement, the Exchange Agreement and the Amended Holdings Operating Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Ancillary Document or the rights or obligations of the parties under the Insider Registration Rights Agreement.

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6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Purchaser (after the Closing by a majority of the Disinterested Independent Directors) and Holders holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects a Holder in a manner materially and adversely disproportionate to other Holders will also require the consent of such Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Each party hereto hereby (i) submits to the exclusive jurisdiction of any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

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6.10 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.11 Authorization to Act on Behalf of Purchaser. The parties acknowledge and agree that from and after the Closing, the Disinterested Independent Directors, by vote, consent, approval or determination of a majority of the Disinterested Independent Directors, is authorized and shall have the sole right to act on behalf of Purchaser under this Agreement, including the right to enforce Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that a Holder serves as a director, officer, employee or other authorized agent of Purchaser, such Holder shall have no authority, express or implied, to act or make any determination on behalf of Purchaser in connection with this Agreement or any dispute or Action with respect hereto.

6.12 Termination of Business Combination Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.13 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Purchaser:

ANDINA ACQUSITION CORP III

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	CEO

Holder:

STRYVE FOODS HOLDINGS, LLC

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	Co-Chief Executive Officer

{Signature Page to Registration Rights Agreement}